As filed with the Commission on May 4, 1998
                                                Commission File No. ___________

                                      UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                         FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     SIERRAWEST BANCORP
                   ----------------------------------------------------
                  (Exact name of registrant as specified in its charter)

          California                                 68-0091859
-------------------------------          -------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)


    10181 Truckee-Tahoe Airport Road, PO Box 61000, Truckee, CA 96160-9010
    ---------------------------------------------------------------------------
                    (Address of principal executive offices)

            Continental Pacific Bank 1990 Amended Stock Option Plan California Community Bancshares Corporation 1993 Amended
                      and Restated Stock Option Plan
            --------------------------------------------------------
                            (Full title of plan)

                              David C. Broadley
                              SierraWest Bancorp
                       10181 Truckee-Tahoe Airport Road
                               PO Box 61000
                            Truckee, CA 96160-9010
                                (530) 582-3000
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------ --------------- ----------------------------- ---------------------------- ----------------
Title of securities            Amount to be    Proposed maximum offering     Proposed                     Amount of
 to be registered              registered      price per share(1)            maximum                      registration
                                                                             aggregate                    fee
                                                                             offering price(1)
------------------------------ --------------- ----------------------------- ---------------------------- ----------------
Continental Pacific Bank
1990 Amended Stock Option
Plan - Common Stock and
related option                 40,000          $11.8056                      $472,224                     $139.31
------------------------------ --------------- ----------------------------- ---------------------------- ----------------
California Community
Bancshares Corporation 1993
Amended and Restated Stock
Option Plan - Common Stock
and related options
                               60,000          $13.9157                      $834,942                     $246.31
------------------------------ --------------- ----------------------------- ---------------------------- ----------------

(1) In accordance with Rule 457(h), based on the weighted average exercise price of options.

         This  registration   statement  shall  hereafter  become  effective  in
accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                                      Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  SierraWest Bancorp (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The  Company's  annual  report  on Form  10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") on March, 31, 1998;

                  (b) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, as filed with the Commission on January 2, 1998.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d)
                      of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (d) The  Company's  report  on Form  8-K as  filed  with  the
                      Commision on April 29, 1998.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  The class of  securities  to be  offered is  registered  under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Officers and Directors.

                  Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability if (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer.

Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

                  In accordance with Section 317, the Company's Articles of Incorporation, as amended (the "Articles"), limit the liability of a directors, officers and employees to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and in excess of that authorized under Section 317. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

                  The Company also maintains insurance policies which insure its officers and directors against certain liabilities in an annual aggregate maximum amount of $10,000,000

                  The  foregoing   summaries  are  necessarily  subject  to  the
complete text of the statute, the Articles, the By-Laws referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.


  Exhibit                                       Description

    4.1       Continental Pacific Bank 1990 Amended Stock Option Plan

    4.2 California Community Bancshares Corporation 1993 Amended and Restated Stock Option Plan

    5 Opinion of Counsel as to the legality of securities being registered

    23.1      Consent of Counsel (included in Exhibit 5)

    23.2      Consent of Independent Auditors

    25 Power of Attorney (included in signature page of this registration statement)

Item 9.  Undertakings.

         (a)      Rule 415 Offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective
date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings   incorporating   subsequent  Exchange  Act  documents  by
reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)  Request  for   acceleration   of  effective   date  of  filing  of
registration statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Truckee, State of California, on April 30, 1998.

                               SIERRAWEST BANCORP
                               (Registrant)

                               By /s/ William T. Fike
                                  -------------------
                                  William T. Fike
                                  President and
                                  Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

         Signature                                     Title                                   Date
         ---------                                     -----                                   ----

         /s/ William T. Fike                           President and Chief Executive Officer   April 30, 1998
--------------------------------------------           and Director (Principal Executive
         William T. Fike                               Officer)


         /s/ David C. Broadley                         Executive Vice President and Chief      April 30, 1998
--------------------------------------------
         David C. Broadley                             Financial Officer (Principal
                                                       Financial and Accounting Officer)

         /s/ Jerrold T. Henley                         Director and Chairman                   April 30, 1998
--------------------------------------------
         Jerrold T. Henley

         /s/ David W. Clark                            Director                                April 30, 1998
--------------------------------------------
         David W. Clark

                                                       Director                                April __, 1998
-----------------------------------------
         Ralph J. Coppola

         /s/ Richard S. Gaston                         Director                                April 30, 1998
--------------------------------------------
         Richard S. Gaston

         /s/ John J. Johnson                           Director                                April 30, 1998
--------------------------------------------
         John J. Johnson

         /s/ Ronald A. Johnson                         Director                                April 30, 1998
--------------------------------------------
         Ronald A. Johnson


         /s/ Jack V. Leonesio                          Director                                April 30, 1998
--------------------------------------------
         Jack V. Leonesio


Signatures (Continued)

         Signature                                     Title                                   Date
         ---------                                     -----                                   ----
         /s/ A. Morgan Jones                           Director                                April 30, 1998
--------------------------------------------
         A. Morgan Jones

         /s/ William W. McClintock                     Director                                April 30, 1998
------------------------------------
         William W. McClintock

         /s/ Bernard E. Moore                          Director                                April 30, 1998
--------------------------------------------
         Bernard E. Moore

         /s/ Gary E. Stein                             Director                                April 30, 1998
--------------------------------------------
         Gary E. Stein

         /s /Thomas M. Watson                          Director                                April 30, 1998
--------------------------------------------
         Thomas M. Watson


                                POWER OF ATTORNEY

                  Know all men by these presents that each of the undersigned does hereby make, constitute and appoint William T. Fike and David C. Broadley, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-8, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-8 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

                  In witness whereof, each of the undersigned has duly executed this Power of Attorney.


              /s/ David W. Clark                             April 30, 1998
-----------------------------------------------
                  David W. Clark

                                                             April __, 1998
-----------------------------------------------
                  Ralph J. Coppola

              /s/ Richard S. Gaston                          April 30, 1998
-----------------------------------------------
                  Richard S. Gaston

              /s/ Jerrold T. Henley                          April 30, 1998
------------------------------------------------
                  Jerrold T. Henley

             /s / John J. Johnson                           April 30, 1998
------------------------------------------------
                  John J. Johnson

              /s/ Ronald A. Johnson                          April 30, 1998
------------------------------------------------
                  Ronald A. Johnson

              /s/ A. Morgan Jones                            April 30, 1998
-------------------------------------------------
                  A. Morgan Jones

              /s/ Jack V. Leonesio                           April 30, 1998
-------------------------------------------------
                  Jack V. Leonesio

              /s/ William W. McClintock                      April 30, 1998
-------------------------------------------------
                  William W. McClintock

              /s/ Bernard E. Moore                           April 30, 1998
-------------------------------------------------
                  Bernard E. Moore

              /s/ Gary E. Stein                              April 30, 1998
-------------------------------------------------
                  Gary E. Stein

              /s/ Thomas M. Watson                           April 30, 1998
-------------------------------------------------
                  Thomas M. Watson

                                     EXHIBITS LIST
                                     -------------


                                                                  Sequentially
Exhibit               Description                                 Numbered Page

4.1       Continental Pacific Bank 1990 Amended Stock Option Plan.

4.2 California Community Bancshares Corporation 1993 Amended and Restated Stock Option Plan.

5         Opinion of Counsel as to the legality of securities being registered.

23.1      Consent of Counsel (included in Exhibit 5).

23.2      Consent of Independent Auditors.

25 Power of Attorney (included in signature page of this registration statement).

                                                                 Exhibit 4.1






                              CONTINENTAL PACIFIC BANK

                           1990 AMENDED STOCK OPTION PLAN

                               CONTINENTAL PACIFIC BANK

                             1990 AMENDED STOCK OPTION PLAN

                                        INDEX

                                                                           Page



1.       Purpose..............................................................1

2.       Administration.......................................................1

3.       Participants.........................................................2

4.       The Shares...........................................................2

5.       Grants, Terms and Conditions of Options..............................2

6.       Adjustment of and Changes in the Shares..............................6

7.       Listing or Qualification of Shares...................................7

8.       Binding Effect of Conditions.........................................8

9.       Amendment and Termination of the Plan................................8

10.      Effectiveness of the Plan............................................8

11.      Privileges of Stock Ownership; Securities Law Compliance; Notice
         of Sale..............................................................8

12.      Indemnification......................................................9

13.      Withholding Taxes....................................................9

14.      Exclusion From Pension and Profit Sharing Computation................9

                                                                    Exhibit 4.2



                       CONTINENTAL PACIFIC BANK

                    1990 AMENDED STOCK OPTION PLAN



1.       Purpose.

                  The purpose of this 1990 Amended Stock Option Plan (the "Plan") of Continental Pacific Bank and its Affiliates (hereinafter collectively referred to as the "Bank") is to secure for the Bank and its stockholders the benefits of the incentive inherent in the ownership of Common Stock of Continental Pacific Bank by directors and those key full-time employees and officers of the Bank who will share responsibility with management of the Bank for its future growth and success.

                  The word "Affiliate," as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of the option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other banks or corporations in the chain.

2.       Administration.

                  The following provisions shall govern the administration of the Plan:

                  (a) The Plan shall be administered by a committee of the Board of Directors appointed for this purpose by the Board of Directors (the "Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                  (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan (a "Participant"); (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options," as defined in the Code, or "nonstatutory stock options"; provided, however, that in no event shall any stock option be deemed an incentive stock option unless specifically designated as such by the Committee;
(iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

3.       Participants.

                  Participants eligible to receive nonstatutory stock options under the Plan shall be those directors, officers and other key, full-time, salaried employees of the Bank to whom options may be granted from time to time by the Committee. Participants eligible to receive incentive stock options under the Plan shall be those key full-time salaried officers and employees of the Bank to whom options may be granted from time to time by the Committee. Nonemployee directors of the Bank are not eligible to receive incentive stock options.

4.       The Shares.

                  The shares of stock subject to options authorized to be granted under the Plan shall consist of one hundred thirteen thousand four hundred ninety-five (113,495) shares of Common Stock, no par value (as adjusted for stock dividends) (the "Shares"), of the Bank, or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of Shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares. Up to fifty thousand (50,000) of the Shares shall be available for granting options solely to directors of the Bank; provided, however, that the sum of all shares granted hereunder to directors and key full-time officers and employees of the Bank shall not exceed the maximum number of options which may be granted pursuant to the Plan. Furthermore, the limitation of the amount of Shares issued to directors shall exclude incentive options granted to any director who is a full-time officer or full-time salaried employee.

5.       Grants, Terms and Conditions of Options.

                  Options may be granted at any time prior to the termination of the Plan to directors, officers and other key, full-time, salaried employees of the Bank who, in the judgment of the Committee, contribute to the successful conduct of the Bank's operation through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible officer, director or employee shall not participate in the granting of his or her own option; (ii) the aggregate fair market value of the stock (determined as of the date the option is granted) for which any one employee may be granted incentive stock options in any calendar year (under all stock option plans of the Bank or its Affiliates) shall not exceed the amount permitted pursuant to
Section 422A of the Code; (iii) except in the case of termination by death or disability or forfeiture for cause, as set forth in Section 5(c) below, the granted option must be exercised by optionee no later than three (3) months after any termination of employment with or status as a director of the Bank and said employment or status as a director must have been continuous since the granting of the option.

                  In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  (a) Option Price. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee (the "Option Price"). The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee or officer owns stock of the Bank possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such optionee shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

                  (b)      Duration and Exercise of Options.

                  (i) Officers and key employees. Each option granted to an officer or key employee shall vest and shall be exercisable in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Committee shall determined in its sole discretion; provided also, however, that the Committee may, in its sole discretion, accelerate the time of exercise of any option granted to such officer or employee; provided further, that if an incentive stock option is granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

                  (ii) Directors. All options granted to nonemployee directors of the Bank shall be nonstatutory options which shall have a term of ten (10) years. In no event shall an individual who is a director but not a full-time officer or employee of the Bank receive a grant of an option if the cumulative number of shares subject to options granted to such individual under the Plan during the period that he or she has served as a director but not as a full-time officer or employee of the Bank would exceed five thousand (5,000) shares. Furthermore, twenty-five percent (25%) of the nonstatutory options granted to a director of the Bank shall be immediately vested and exercisable, and the remainder of the options shall vest and become exercisable as follows: an additional twenty-five percent (25%) of the total options one (1) year from the date of the granting of such options; an additional twenty-five percent (25%) of the total options two (2) years from the date of the granting of such option; and an additional twenty-five percent (25%) of the total options three (3) years from the date of the granting of such options.

                  (iii) Payment and certificates. To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased by cash, certified check, official bank check or the equivalent thereof, except that the Committee in its sole discretion, and in accordance with rules prescribed by it, may also permit payment to be made by: (a) delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares coupled with the Participant's delivery of exercised vested options to the Bank with directions to deliver the Shares to the broker or lender upon delivery by said broker or lender of all or part of the sales proceeds to the Bank in payment of all or part of the purchase price and any withholding taxes; provided, however, that the Bank shall not issue any shares pursuant hereto until payment in full for said shares and any withholding taxes are received by the Bank; (b) delivery (on a form prescribed by the Committee) of an irrevocable direction to pledge Shares to a securities broker or lender (excluding the Bank or affiliate thereof) approved by the Committee as security for a loan by the broker or lender and delivery by the broker or lender of all or part of the loan proceeds to the Bank in payment of all or part of the purchase price and any withholding taxes; or (c) delivery (on a form prescribed by the Committee) to the Bank of shares of common stock of the Bank which have been owned by a Participant for at least six months prior to delivery thereof to the Bank, with such shares of common stock valued at their fair market value, as determined in good faith by the Committee, on the date when new shares of the Bank's common stock are purchased under the Plan, as payment of all or part of the purchase price and any withholding taxes; provided, however, that the Bank shall not issue any shares pursuant hereto until payment in full for said shares and any withholding taxes are received by the Bank. Payment may also be made in any other form approved by the Committee, consistent with applicable law, regulations and rules. To exercise an option, the Participant must also deliver to the Bank a written notice to the Secretary of the Bank identifying the option or part thereof being exercised, specifying the number of Shares for which payment is being tendered and providing directions as to where and to whom to issue the Shares. The Bank shall deliver to the optionee (or a broker or lender as approved by the Committee and as directed by the Participant), which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, unless an earlier or later date shall mutually be agreed upon, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and non-statutory stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the nonstatutory stock options. Any portion of the vested option that is not exercised shall accumulate and can be exercised at any time during the term of such option.

                  (c) Termination of Directors, Employee or Officer Status. Upon the termination of an optionee's status as a director, an employee or officer of the Bank, his or her rights to exercise an option then held shall only be as follows:

                  Death or Disability: If an optionee's employment or status as a director or an officer is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of the optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

                  An  optionee's   "estate"  shall  mean  the  optionee's  legal
representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                  Cause: If a director or an employee or officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Bank, or if an optionee is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other bank regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer or director status, whether or not after termination of employment or officer or director status, the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of director, employee or officer status shall be deemed to occur when the Bank dispatches notice or advice to the optionee that the optionee's employment or status as an officer is terminated and not at the time of optionee's receipt thereof.

                  Other Reasons: If an optionee's director, employee or officer status is terminated for any reason other than those mentioned above under "death or Disability" and "Cause," the optionee may, within three (3) months following such termination, exercise the option to the extent such option is exercisable by the optionee on the date of termination of the optionee's employment or status as a director or an officer, provided the date of exercise is in no event after the expiration of the term of the option.

                  (d)   Transferability   of  Option.   Each  option   shall  be
transferable only by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

                  (e) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as a director or officer of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer at any time which right is hereby reserved.

                  (f) Use of Proceeds From Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

                  (g) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

6.       Adjustment of and Changes in the Shares.

                  In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another bank or corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend or through a stock split, the Board of Directors shall substitute for or add to each Share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding Share of Common Stock of the Bank shall be so changed, or for which each Shares shall be exchanged, or to which each such Share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Bank by reason of his rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option and with a corresponding adjustment in the option price per share.

                  In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Committee shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provision of Section 5(b) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

                  In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof), any optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase Shares subject thereto to the extent of any exercised or unexercised (whether or not vested) portion of such option.

                  No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock or any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

7.       Listing or Qualification of Shares.

                  All options granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

8.       Binding Effect of Conditions.

                  The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee's best efforts to cause the officers of the Bank to refuse to record on the books of the Bank any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

9.       Amendment and Termination of the Plan.

                  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without approval of the shareholders of the Bank and the consent of the Superintendent of Banks, where necessary, (i) increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the computation as to minimum Option Price set forth in paragraph 5(a); (iii) extend the period during which options may be granted or exercised; (iv) change, alter or amend paragraph 5(b)(ii) relating to director options; or (v) amend the requirements as to the class of employees or officers eligible to receive options. Except as provided inn Section 6, no termination, modification or amendment of the Plan may, without the consent of an employee, officer or director to whom such option shall theretofore have been granted, adversely affect the rights of such employee, officer or director under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years from its adoption by the Board of Directors unless earlier terminated by the Board of Directors.

10.      Effectiveness of the Plan.

                  The Plan shall become effective only upon adoption by the Board of Directors and, within 12 months before or after adoption by the Board, approval by the shareholders of the Bank, as follows: (a) in the event the approval is by vote at a meeting of the shareholders, the Plan must be approved by a majority of all the shares represented and voting at the meeting and by a majority of the disinterested shares represented and voting at the meeting; or
(b) in the event the approval is by written consent of the shareholders, the Plan must be approved by a majority of all of the outstanding shares and by a majority of the disinterested shares.

11.      Privileges of Stock Ownership; Securities Law Compliance;
                  Notice of Sale.

                  No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been fully complied with. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five
(5) days after such sale or other disposition.

12.      Indemnification.

                  To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the Director or Committee member was acting on good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing shares of the Bank. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this Section shall include the estate, executor, administrator, heirs, legatees, or devisees or such person.

13.      Withholding Taxes.

                  Whenever the Bank proposes or is required to issue or transfer Shares of common stock under this Plan, the Bank shall have the right to require the optionee to remit to the Bank an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any certificate for such Shares. To the extent permissible under applicable tax, securities and other laws, the Bank may, in its sole discretion, permit the optionee to satisfy tax withholding requirements by directing the Bank to apply Shares to which the optionee is entitled as a result of the exercise of an option to satisfy such requirement.

14.      Exclusion From Pension and Profit Sharing Computation.

                  By an acceptance of an option, each optionee shall be deemed to have agreed that the grant of any option and the exercise thereof are special incentive compensation and that they will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other employee benefit plan of the

Bank. In addition, each beneficiary of a deceased optionee shall be deemed to have agreed that such option will not affect the amount of any life insurance coverage provided by the Bank on the life of the optionee which is payable to such beneficiary under any life insurance plan covering directors or employees of the Bank.


Dated:___________________                         _____________________________
                                                       Walter O. Sunderman
                                                           President



Dated:___________________                         _____________________________
                                                         John C. Usnick
                                                           Secretary

                                                              Exhibit 4.2







               CALIFORNIA COMMUNITY BANCSHARES CORPORATION

                        1993 STOCK OPTION PLAN

                  (As Amended and Restated March 19, 1996)

                           TABLE OF CONTENTS

                                                                           Page




ARTICLE 1.  INTRODUCTION.....................................................1

ARTICLE 2.  ADMINISTRATION...................................................1

                  2.1  The Committee.........................................1

                  2.2  Disinterested Directors...............................1

                  2.3  Committee Responsibilities............................2

ARTICLE 3.  LIMITATION ON AWARDS.............................................2

ARTICLE 4.  ELIGIBILITY......................................................2

                  4.1  General Rule..........................................2

                  4.2  Non-Employee Directors................................2

                  4.3  Ten-Percent Shareholders..............................3

                  4.4  Attribution Rules.....................................3

                  4.5  Outstanding Stock.....................................3

ARTICLE 5.  TERMS OF OPTIONS.................................................3

                  5.1  Stock Option Agreement................................3

                  5.2  Options Nontransferable...............................3

                  5.3  Number of Shares; Tax Status..........................4

                  5.4  Exercise Price........................................4

                  5.5  Exercisability and Term...............................4

                  5.6  Modification, Extension and Assumption of Options.....4

ARTICLE 6.  PAYMENT FOR OPTION SHARES........................................4

                  6.1  General Rule..........................................4

                  6.2  Surrender of Stock....................................5

                  6.3  Share Withholding.....................................5

                  6.4  Exercise/Sale.........................................5

                  6.5  Exercise/Loan.........................................5

                  6.6  Other Forms of Payment................................5

ARTICLE 7.  PROTECTION AGAINST DILUTION......................................5

                  7.1  General...............................................5

                  7.2  Reorganizations.......................................5

                  7.3  Reservation of Rights.................................6

ARTICLE 8.  LIMITATION OF RIGHTS.............................................6

                  8.1  Employment Rights.....................................6

                  8.2  Stockholders' Rights..................................6

                  8.3  Government Regulations................................6

ARTICLE 9.  WITHHOLDING TAXES................................................6

                  9.1  General...............................................6

                  9.2  Share Withholding.....................................7

ARTICLE 10.  FUTURE OF THE PLAN..............................................7

                  10.1  Term of the Plan.....................................7

                  10.2  Amendment or Termination.............................7

                  10.3  Effect of Amendment or Termination...................7

ARTICLE 11.  DEFINITIONS.....................................................7

ARTICLE 12.  EXECUTION.......................................................8

                 CALIFORNIA COMMUNITY BANCSHARES CORPORATION

                           1993 STOCK OPTION PLAN

                   (As Amended and Restated March 19, 1996)



                  ARTICLE 1.        INTRODUCTION.

                  The Plan was adopted by the Bank on March 16, 1993, and was approved by the Bank's shareholders at the 1993 annual meeting of shareholders and by the California State Banking Department. In 1996 the Bank reorganized and the Corporation's shares were substituted as Common Shares for the Bank's shares.

                  The purpose of the Plan is to promote the long-term success of the Corporation and the creation of shareholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of Options, which may constitute incentive stock options or nonstatutory stock options.

                  The amended and restated Plan was approved by the Board on March 19, 1996 and is subject to approval by the Corporation's stockholders at the 1996 annual meeting of stockholders. This amendment and restatement of the Plan increase the amount of options available for grant under the Plan and revises the definition of Non-Employee Director for purposes of Section 4.2(f) to include an advisory director or, if no advisory board of directors exists, a consultant who performs services in a capacity similar to that of an advisory director.

                  The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

                  ARTICLE 2.  ADMINISTRATION.

                  2.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Corporation, who shall be appointed by the Board.

                  2.2 Disinterested Directors. A person shall be deemed to be "disinterested" only if he or she, during the 12 months before serving on the Committee, has not been granted or awarded equity securities of the Corporation under this Plan or under any other plan of the Corporation or an affiliate of the Corporation. The foregoing notwithstanding, a Non-Employee Director shall not fail to qualify as "disinterested" merely because he or she is eligible for the grant of Options within the limitation set forth in Section 4.2.

                  2.3 Committee Responsibilities. The Committee shall select the Non-Employee Directors and Key Employees who are to receive Options under the Plan, determine the number, vesting requirements and other conditions of such Options, interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

                  ARTICLE 3.  LIMITATION ON AWARDS.

                  The aggregate number of Options awarded under the Plan shall not exceed 200,000. If any Options are forfeited, lapse, or terminate for any other reason before being exercised, then such Options shall again become available for awards under the Plan. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 7.

                  ARTICLE 4.  ELIGIBILITY.

                  4.1  General  Rule.  Only   Non-Employee   Directors  and  Key
Employees shall be eligible for designation as Optionees by the Committee. In addition, only Key Employees shall be eligible for the grant of ISOs.

                  4.2 Non-Employee Directors. Any other provision of the Plan notwithstanding, the participation of Non-Employee Directors in the Plan shall be subject to the following restrictions:

                  (a) Non-Employee Directors shall receive no grants other than the NSOs described in this Section 4.2.

                  (b) Each Non-Employee Director who first joins the Board shall receive an NSO covering 1,000 Common Shares on the first business day after his or her initial election to the Board. (The number of Common Shares included in an NSO granted under this SubSection (b) shall be subject to adjustment under
Article 7.) NSOs granted to each Non-Employee Director who first joins the Board shall become exercisable in full on the first anniversary of the date of grant.

                  (c) On the first business day following the conclusion of each regular annual meeting of the Bank's shareholders, each Non-Employee Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 250 Common Shares (subject to adjustment under Article 7), except that such NSO shall not be granted in the calendar year in which the same Non-Employee Director received the NSO described in SubSection (b) above. NSOs granted under this SubSection (c) shall become exercisable in four equal annual installments commencing on the date of grant and continuing over the three-year period following the date of grant.

                  (d) All NSOs  granted to a  Non-Employee  Director  under this
Section 4.2 shall also become exercisable in full in the event of the termination of such Non-Employee Director's service because of death, total and permanent disability or retirement at or after age 65.

                  (e) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4.2 shall be equal to 100 percent of the Fair Market Value of a Common Share on the date of grant, payable in cash or in one of the forms described in Sections 6.2, 6.3, 6.4, 6.5 or 6.6.

                  (f) All NSOs  granted to a  Non-Employee  Director  under this
Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, (ii) the date three months after the termination of such Non-Employee Director's service for any reason other than death or total and permanent disability or (iii) the date 12 months after the termination of such Non-Employee Director's service because of death or total and permanent disability.

                  4.3 Ten-Percent Shareholders. A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

                  4.4 Attribution Rules. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

                  4.5 Outstanding Stock. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

                  ARTICLE 5.  TERMS OF OPTIONS.

                  5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. Subject to Section 4.2, the provisions of the various Stock Option Agreements entered into under the Plan need not be identical. If the Optionee is a Key Employee, the Committee may designate all or any part of the Option as an ISO.

                  5.2 Options Nontransferable. No Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Corporation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  5.3 Number of Shares; Tax Status. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

                  5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an ISO shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. The Exercise Price under an NSO shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

                  5.5 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an Option shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term for an ISO. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire. Subject to
Section 4.2, a Stock Option Agreement may provide for accelerated exercisability upon the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

                  5.6 Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                  ARTICLE 6.  PAYMENT FOR OPTION SHARES.

                  6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

                  (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may, in its discretion, specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2, 6.3, 6.4, 6.5 or 6.6.

                  (b) In the case of an NSO, the Committee may, in its discretion, accept payment pursuant to Section 6.2, 6.3, 6.4, 6.5 or 6.6.

                  6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months and which are surrendered to the Corporation. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

                  6.3 Share Withholding. To the extent that this Section 6.3 is applicable, payment for all or any part of the Exercise Price may be made by the delivery (on a form prescribed by the Corporation) of options to purchase Common Stock of the Corporation. Such options shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

                  6.4 Exercise/Sale. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker approved by the Corporation to sell Common Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the Exercise Price and any withholding taxes.

                  6.5 Exercise/Loan. To the extent that this Section 6.5 is applicable, payment may be made by delivery (on a form prescribed by the Corporation) of an irrevocable direction to pledge shares to a securities broker or lender (excluding the Corporation or an affiliate thereof) approved by the Corporation as security for a loan by the broker or lender and to deliver all or part of the loan proceeds to the Corporation in payment of all or part of the Exercise Price and any withholding taxes.

                  6.6 Other  Forms of Payment.  To the extent that this  Section
6.6 is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

                  ARTICLE 7.  PROTECTION AGAINST DILUTION.

                  7.1 General. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options available for future awards under Article 3, (b) the number of Options included in awards to Non-Employee Directors under
Section 4.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option.

                  7.2 Reorganizations. In the event that the Corporation is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation), for accelerated vesting or for settlement in cash.

                  7.3 Reservation of Rights. Except as provided in this Article 7, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  ARTICLE 8.  LIMITATION OF RIGHTS.

                  8.1 Employment Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the Corporation or a Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the service of any employee or director at any time and for any reason.

                  8.2 Stockholders' Rights. An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

                  8.3 Government Regulations. Any other provision of the Plan notwithstanding, the obligations of the Corporation with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Corporation reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option until such time as any legal requirements or regulations have been met relating to the issuance of such Common Shares, to their registration or qualification (or exemption from registration or qualification) under the Securities Act of 1933, as amended, or any applicable state securities laws, or to their listing on any stock exchange.

                  ARTICLE 9.  WITHHOLDING TAXES.

                  9.1 General. To the extent required by applicable federal, state, local or foreign law, an Optionee shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an Option. The Corporation shall not be required to issue any Common Shares under the Plan until such obligations are satisfied.

                  9.2 Share Withholding. The Committee may permit an Optionee to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by assigning Common Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

                  ARTICLE 10.  FUTURE OF THE PLAN.

                  10.1 Term of the Plan. The Plan shall remain in effect until it is terminated under Section 10.2, except that no new Options shall be granted after March 15, 2003.

                  10.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of
Section 4.2 relating to the amount, price and timing of Option grants to Non-Employee Directors shall not be amended more than once in any six-month period. An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules.

                  10.3 Effect of Amendment or Termination. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

                  ARTICLE 11.  DEFINITIONS.

                  11.1 "Bank" means Continental Pacific Bank, a California banking corporation.

                  11.2 "Board" means the Corporation's Board of Directors, as constituted from time to time.

                  11.3 "Code" means the Internal Revenue Code of 1986, as amended.

                  11.4 "Committee" means a committee of the Board, as described in Article 2.

                  11.5 "Common Share" means one share of the common stock of the Corporation.

                  11.6 "Corporation" means California Community Bancshares Corporation, a Delaware corporation.

                  11.7 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

                  11.8 "Fair Market Value" shall mean the fair market value of a Common Share, as determined by the Committee in good faith.

                  11.9  "ISO" means an incentive stock option described in
Section 422(b) of the Code.

                  11.10 "Key Employee" means a key common-law employee of the Corporation or of a Subsidiary, as determined by the Committee.

                  11.11 "Non-Employee Director" means a member of the Board who is not a common-law employee of the Corporation or of a Subsidiary; provided, however, that for purposes of Section 4.2(f) the term "Non-Employee Director" shall include an advisory director or, if no advisory board of directors exists, a consultant who performs services in a capacity similar to that of an advisory director.

                  11.12  "NSO" means an employee stock option not described in
Section 422 or 423 of the Code.


                  11.13 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

                  11.14 "Optionee" means an individual or estate who holds an Option.

                  11.15  "Plan"  means  this  California   Community  Bancshares
Corporation 1993 Stock Option Plan, as it may be amended from time to time.

                  11.16 "Stock Option Agreement" means the agreement between the
Corporation   and  an  Optionee  which   contains  the  terms,   conditions  and
restrictions pertaining to his or her Option.

                  11.17 "Subsidiary" means any corporation, if the Corporation and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                  ARTICLE 12.  EXECUTION.

                  To record the adoption of the Plan by the Board, the Corporation has caused its duly authorized officer to affix the corporate name and seal hereto.

                                   CALIFORNIA COMMUNITY BANCSHARES CORPORATION

                                   By______________________________________

                                   As its__________________________________

                                                                     Exhibit 5

           [Letterhead of McCutchen, Doyle, Brown and Enersen LLP]

SierraWest Bancorp
May 4, 1998                                              Direct: (415) 393-2000


10181 Truckee-Tahoe Airport Road
PO Box 61000
Truckee, CA 96160-9010

                   Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel for SierraWest Bancorp, a California corporation, (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of (i) 40,000 shares of the Company's common stock, $.10 par value (the "Common Stock") under the Continental Pacific Bank 1990 Amended Stock Option Plan, as assumed by the Company in connection with its merger (the "Merger") with California Community Bancshares ("CCBC") on April 15, 1998 and (ii) 60,000 shares of the Common Stock under the CCBC 1993 Stock Option Plan (as amended and restated March 19, 1996), as assumed by the Company in connection with the Merger.

                  We are of the opinion that the securities to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                Very truly yours,

                                McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                                By /s/ Thomas G. Reddy
                                   --------------------
                                   A Member of the Firm

                                                                  Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SierraWest Bancorp on Form S-8 of our report dated February 10, 1998, appearing in the Annual Report on Form 10-K of SierraWest Bancorp for the year ended December 31, 1997 and our report dated February 20, 1998 on the consolidated financial statements of California Community Bancshares Corporation appearing in the Form 8-K of SierraWest Bancorp dated April 29, 1998.


/s/ Deloitte & Touche LLP
-------------------------
Sacramento, California
May 4, 1998